UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

Alabama Aircraft Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed by Alabama Aircraft Industries, Inc. (the “Company”) in certain of its filings with the Securities and Exchange Commission (the “SEC”), the Company entered into a note purchase agreement (the “Note Purchase Agreement”) dated February 15, 2006 with Silver Canyon Services, Inc. (“Silver Canyon”), pursuant to which the Company issued to Silver Canyon a senior secured note due February 15, 2007 in the principal amount of $5,000,000 (the “Note”), which Note bears interest at 15% per annum. The Company entered into the Note Purchase Agreement and issued the Note in order to secure working capital and minimum required pension funding. On July 31, 2006, Silver Canyon assigned the Note Purchase Agreement and sold the Note to Special Value Bond Fund, LLC, which is managed by Tennenbaum Capital Partners, LLC. The Chairman of the Company, Michael E. Tennenbaum, is the Senior Partner of Tennenbaum Capital Partners, LLC. The Note and the Note Purchase Agreement were previously amended on February 15, 2007 on July 31, 2007 in order to extend the maturity date for the principal amount of the Note.

On January 28, 2009, the Company and Special Value Bond Fund, LLC (the “Holder”) executed an Amended and Restated Senior Secured Note (the “Amended and Restated Note”), effective December 31, 2008, in which the maturity date of the Note has been revised so that the principal amount of the Note now matures on February 15, 2010. In addition, the Company executed Amendment No. 3 to the Note Purchase Agreement (“Amendment No. 3”) with the Holder to confirm the revised maturity date of February 15, 2010. Amendment No. 3 also requires the Company to pay the Holder a loan fee in the amount of $400,000; provided, however, that in the event the Company makes a principal reduction payment under the Amended and Restated Note, the Holder is required to refund a portion of the loan fee to the Company such that the aggregate interest and loan fees to be earned by the Holder between February 15, 2009 and February 15, 2010 equals 23% of the outstanding principal balance of the Amended and Restated Note during such period. All other terms and conditions of the Note and the Note Purchase Agreement remain the same.

The foregoing description of the terms of the Amended and Restated Note and Amendment No. 3 to the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Note and Amendment No. 3 to the Note Purchase Agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 3, effective as of December 31, 2008, to the Note Purchase Agreement among the Company, Special Value Bond Fund, LLC and the subsidiary guarantors

10.2	Amended and Restated Senior Secured Note Due 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2009	ALABAMA AIRCRAFT INDUSTRIES, INC.

	By:	/s/ Randall C. Shealy
	Name:	Randall C. Shealy
	Title:	Sr. Vice President and Chief Financial Officer